PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED TEXT HAS BEEN MARKED WITH AN ASTERISK ([ * ]) AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.





                             CONTRIBUTION AGREEMENT

                                     BETWEEN

                              INSIGNIA [ * ] CORP.,

                               A [ * ] CORPORATION

                                       AND

                                      [ * ]

                                       AND

                                      [ * ]

                                       AND

                                      [ * ]

                                       AND

                                      [ * ]

                                       AND

                                      [ * ]

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
                                                                                                                ----
ARTICLE 1 DEFINITIONS.............................................................................................2

         1.1      Definitions.....................................................................................2
                  -----------
ARTICLE 2 financing...............................................................................................9

         2.1      Contributions...................................................................................9
                  -------------
         2.2      Loan............................................................................................9
                  ----
ARTICLE 3 [  *  ]'S REPRESENTATIONS AND WARRANTIES................................................................9

         3.1      Organization and Power..........................................................................9
                  ----------------------
         3.2      Authorization and Execution....................................................................10
                  ---------------------------
         3.3      Non-contravention..............................................................................10
                  -----------------
         3.4      Intentionally Deleted..........................................................................11
                  ---------------------
         3.5      No Special Real Property Taxes or Assessments..................................................11
                  ---------------------------------------------
         3.6      Compliance with Existing Laws..................................................................11
                  -----------------------------
         3.7      Condemnation Proceedings; Roadways.............................................................11
                  ----------------------------------
         3.8      Bankruptcy.....................................................................................12
                  ----------
         3.9      Historical Districts...........................................................................12
                  --------------------
         3.10     Actions or Proceedings.........................................................................12
                  ----------------------
         3.11     Zoning and Platting............................................................................12
                  -------------------
         3.12     Hazardous Substances...........................................................................12
                  --------------------
         3.13     Preliminary Plan...............................................................................13
                  ----------------
         3.14     [ * ] Development Plans........................................................................13
                  -------------------------
         3.15     [ * ] Permits..................................................................................13
                  ---------------
         3.16     Other Developments.............................................................................14
                  ------------------
         3.17     Insurance......................................................................................14
                  ---------
         3.18     Purchase and Sale Agreement....................................................................14
                  ---------------------------
         3.19     The Lease......................................................................................14
                  ---------
         3.20     "At Will" Tenants on [ * ] Site................................................................15
                   -------------------------------
         3.21     Operating Agreements...........................................................................15
                  --------------------
         3.22     Utilities......................................................................................15
                  ---------
         3.23     [ * ]..........................................................................................15
                  -------
         3.24     Access.........................................................................................16
                  ------
         3.25     No Commitments.................................................................................16
                  --------------
         3.26     "Foreign Person"...............................................................................17
                   --------------
         3.27     No Other Property Interests....................................................................17
                  ---------------------------
         3.28     [ * ] Financial Statements.....................................................................17
                  ----------------------------
         3.29     Full and Accurate Disclosure...................................................................17
                  ----------------------------
         3.30     Knowledge Defined..............................................................................18
                  -----------------
         3.31     Intentionally Omitted..........................................................................18
                  ---------------------
         3.32     "As is" Transaction............................................................................18
                   -----------------
         3.33     Survival of Representations; Minimum Damages...................................................18
                  --------------------------------------------



ARTICLE 4 INSIGNIA [ * ]'S REPRESENTATIONS AND WARRANTIES........................................................19

         4.1      Organization and Power.........................................................................19
                  ----------------------
         4.2      Authorization and Execution....................................................................19
                  ---------------------------
         4.3      Non-contravention..............................................................................19
                  -----------------
ARTICLE 5 CLOSING................................................................................................19

         5.1      Closing........................................................................................19
                  -------
         5.2      Deliveries of [  *  ]..........................................................................20
                  ---------------------
         5.3      Insignia [  *  ]'s Deliveries..................................................................22
                  -----------------------------
         5.4      Other Deliveries...............................................................................22
                  ----------------
         5.5      Closing Costs..................................................................................23
                  -------------
         5.6      Closing Allocations............................................................................23
                  -------------------
ARTICLE 6 GENERAL PROVISIONS.....................................................................................25

         6.1      Broker.........................................................................................25
                  ------
         6.2      Public Statements..............................................................................25
                  -----------------
         6.3      [ * ] Agreements...............................................................................25
                  ------------------
ARTICLE 7 LIABILITY OF INSIGNIA [ * ]; INDEMNIFICATION...........................................................25

         7.1      Liability of Insignia [ * ]....................................................................25
                  -----------------------------
         7.2      Indemnification by [ * ].......................................................................25
                  --------------------------
         7.3      Indemnification by Insignia [ * ] and Newco LLC................................................26
                  -------------------------------------------------
         7.4      Intentionally Omitted..........................................................................26
         7.5      Intentionally Omitted..........................................................................26
         7.6      Indemnification Procedures.....................................................................26
                  --------------------------
ARTICLE 8 MISCELLANEOUS PROVISIONS...............................................................................27

         8.1      Completeness; Modification.....................................................................27
                  --------------------------
         8.2      Successors and Assigns.........................................................................27
                  ----------------------
         8.3      Days...........................................................................................27
                  ----
         8.4      Costs and Attorneys' Fees......................................................................27
                  ------------------------
         8.5      Governing Law..................................................................................27
                  -------------
         8.6      Counterparts...................................................................................28
                  ------------
         8.7      Severability...................................................................................28
                  ------------
         8.8      Costs..........................................................................................28
                  -----
         8.9      Notices........................................................................................28
                  -------
         8.10     Survival.......................................................................................29
                  --------
         8.11     Submission to Jurisdiction.....................................................................30
                  --------------------------
         8.12     Assignment of Rights...........................................................................30
                  --------------------
         8.13     Further Assurances.............................................................................30
                  ------------------
         8.14     Signatory Exculpation..........................................................................30
                  ---------------------
         8.15     Rules of Construction..........................................................................30
                  ---------------------


                               EXHIBITS/SCHEDULES
                               ------------------

EXHIBITS
Exhibit A - [ * ] Parcel Legal Description

Exhibit B - [ * ] Parcel Legal Description

Exhibit C - Order Confirming Sale

Exhibit D - Environmental Reports

Exhibit E - Operating Agreements

Exhibit F - Survey

Exhibit G - [ * ] Consent to Lease Transfer

Exhibit H - Copy of Consent to Assignment of [ * ] Permit and [ * ] Parcel [ * ] Permit

Exhibit I - All correspondence and materials related to formal proceedings or requests for reduction of taxes

Exhibit J - All correspondence and materials related to contemplated highway widening

Exhibit K - Settlement Agreement, all correspondence and materials regarding the Culvert project

Exhibit L - Copies of [ * ] Zoning Matrices

Exhibit M - [ * ] Plan

Exhibit N - Documentation and Narratives regarding [ * ] Development Plans

Exhibit O - Meeting Minutes for all formal or substantive meetings with governmental officials, representatives of organized groups or interested parties regarding (a) the [ * ] of the [ * ], (b) the renewal of [ * ] Parcel [ * ] Permit or issuance of new permit or (c) the development of [ * ] Parcel, [ * ] Parcel and the [ * ] Parcel

Exhibit P - Copy of [ * ] Permit

Exhibit Q - Copy of [ * ] Parcel [ * ] Permit

Exhibit R - Copy of Request to [ * ] for Opinion and copy of Opinion

Exhibit S - Copy of Application Form and list of required studies for Development Permit

Exhibit T - Copies of Insurance Policies

Exhibit U - Copy of Lease

Exhibit V - Copies of all agreements, materials and correspondence with Tenants

Exhibit W - Letter acknowledged by [ * ]

Exhibit X - Copies of all permits, licenses, approvals and authorizations for use and operation of [ * ]

Exhibit Y -  Copies of [ * ] Agreements

Exhibit Z - Copy of [ * ] Permit

Exhibit AA - Copy of Quitclaim Deed

Exhibit BB - Copy of Pro Forma Owner's Title Policy

Exhibit CC - Option Agreement

SCHEDULES
Schedule 3.12 - Environmental Reports

Schedule 3.5.1 - Tax Bills, Government Fees, Assessments

Schedule 3.5.2 - Description of Tax Reduction Proceedings

Schedule 3.6 - Known violations of law regarding operation of [  *  ]

Schedule 3.7.1.1 - Correspondence and materials regarding proposed highway widening

Schedule 3.7.2 - Drainage/Box Culvert Settlement Agreement and all correspondence and documentation related to the Culvert Project (including Order dated [ * ] granting a temporary construction easement)

Schedule 3.10 - Pending Litigation

Schedule 3.12.2 - Known environmental conditions not reflected in Environmental Reports, if any

Schedule 3.14 - Documentation and communications with [ * ] regarding [ * ] development plans

Schedule 3.16 - List of proposals known to [ * ] for development on [ * ]

Schedule 3.20 - List of current tenants

Schedule 3.21 - List of Operating Agreements

Schedule 3.23 - Summary of verbal agreement related to [ * ] fuel dispensing equipment and tanks

Schedule 3.23.1 - All permits, licenses, approvals and authorizations for use and operation of [ * ]

Schedule 3.23.2 - List of Personal property and  Inventory being transferred

Schedule 3.23.4.1 - List of [ * ] Agreements

Schedule 3.23.4.2 - List of parties that have provided notice of intent to cancel [ * ] Agreement

Schedule 3.23.5 - List of Employees (name, contact information, salary)

Schedule 3.27 - Description of [ * ] Options or Agreements on Residential Properties

                             CONTRIBUTION AGREEMENT
                             ----------------------

         This CONTRIBUTION AGREEMENT (this "Agreement") is made as of this ___ day of July, 2002, between INSIGNIA [ * ] CORP., a corporation operating and wholly existing under the laws of the [ * ] ("Insignia [ * ]"), [ * ], a limited liability company operating and wholly existing under the laws of the [ * ]
("[ * ]"), [ * ]., a corporation operating and wholly existing under the laws of the [ * ] ("[ * ]"), [ * ], an [ * ] limited liability company operating and wholly existing under the laws of the State of [ * ] ("[ * ]"), [ * ], a limited liability company operating and wholly existing under the laws of the [ * ]
("[ * ]") and [ * ], a limited liability company operating and wholly existing under the laws of the [ * ] ("[ * ]").

                             R E C I T A T I O N S:

         A. [ * ] is the holder of an exclusive right to a [ * ] Deed to be issued to [ * ] or its designee pursuant to that certain Order Confirming Sale dated [ * ] issued by the District Court of the [ * ] (a true, correct, and complete copy of which is attached hereto as EXHIBIT C) (the "Order Confirming Sale") to [ * ] for that certain real property commonly known as the "[ * ]" situate, lying and being in [ * ] together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired (sometimes referred to herein as the "[ * ] Parcel") as more particularly described on EXHIBIT A attached hereto.

         B. [ * ] is the fee owner of (i) a [ * ] undivided tenancy-in-common interest in that certain real property situate, lying and being in [ * ] together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired (sometimes referred to herein as the "[ * ] Parcel"), as more particularly described on EXHIBIT B attached hereto, which [ * ] Parcel is subject to a First Priority Mortgage held by [ * ], dated [ * ] in Book [ * ], Page [ * ], as Document
No. [ * ] over the [ * ] Parcel and Parcel No. [ * ] of the [ * ] Parcel as shown on [ * ], and (ii) the right to purchase the remaining [ * ] tenancy-in-common interests in the [ * ] Parcel (which consists of a [ * ] tenancy-in-common interest held outright by [ * ] and a [ * ] tenancy-in-common interest held by [ * ]) in [ * ] or its designee's name as provided in that certain Option Agreement by and between [ * ], as seller, and [ * ], as buyer, dated [ * ] (the "Option Agreement"), a true, correct, and complete copy of which is attached hereto as EXHIBIT CC.

         C. [ * ] is the owner and holder of a [ * ] interest in and to property situate, lying and being in [ * ], and being comprised of Parcel
Nos. [ * ], which constitutes approximately [ * ] acres; as well as adjacent
[ * ] possessory and development rights designated [ * ], which includes an area of approximately [ * ] acres of [ * ], all located in an area commonly referred to as "[ * ]," and more fully shown on [ * ] together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired (sometimes referred to as the "[ * ] Parcel") which is leased to [ * ] by [ * ] a public corporation operating and validly existing under the laws of the [ * ] and wholly owned by the Government of the [ * ] ("[ * ]") pursuant to that certain Development and Lease Agreement, dated as of [ * ] (the "Lease").

         D. [ * ] is the holder of [ * ] Permit No. [ * ] (the "[ * ] Parcel [ * ] Permit") covering the [ * ] commonly referred to as the
"[  *  ]."

         E. The undersigned hereby acknowledge and agree that as used herein the term "[ * ]" refers collectively to (i) [ * ], (ii) [ * ], a corporation operating and wholly existing under the laws of the [ * ] ("[ * ]"), (iii)
[ * ], a limited liability company operating and wholly existing under the laws of the [ * ] ("[ * ]"), (iv) [ * ], a limited liability company operating and wholly existing under the laws of the [ * ] ("[ * ]"), and (v) [ * ], a company operating and wholly existing under the laws of the [ * ] ("[ * ]"), and each of [ * ], [ * ], [ * ] and [ * ] have executed this Agreement as a party hereto.

         F. The parties desire to effect a transaction whereby (i) [ * ] shall contribute the [ * ] Contribution (as hereinafter defined) to [ * ] ("Newco LLC") (ii) Insignia [ * ] will contribute the Insignia [ * ] Contribution (as hereinafter defined) to Newco LLC; and (iii) [ * ] and Insignia [ * ], shall execute a limited liability company agreement (the "LLC Agreement") of Newco LLC, pursuant to which Insignia [ * ] shall hold an 85% initial Class A Membership interest and [ * ] shall hold a 15% initial Class B Membership interest in Newco LLC.

         G. Nothing in the foregoing Recitations A through F shall be construed as a representation, warranty, or other undertaking regarding title to any of the properties referred to therein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:


                                   ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the indicated meanings:

         "Act of Bankruptcy" shall mean if [ * ] has (a) applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admitted in writing its general inability to pay its debts as they become due, (c) made a general assignment for the benefit of its creditors,
(d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) has been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) failed to controvert in a timely and appropriate manner, or acquiesced in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) taken any corporate action for the purpose of effecting any of the foregoing; or if a proceeding or case has been commenced, without the application or consent of [ * ] in any court of competent jurisdiction seeking
(1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of the debts of [ * ], (2) the appointment of a receiver, custodian, trustee or liquidator for [ * ] or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts.

         "Agreement" shall have the meaning ascribed to it in the recitals.

         "Applicable Laws" shall mean any applicable building, zoning, subdivision, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority or of any insurance boards of underwriters (or other body exercising similar functions), or any restrictive covenants or deed restrictions affecting the Property or the ownership, operation, use, maintenance or condition thereof, excluding, however, any Environmental Requirements.

         "Assignment and Assumption Agreement" shall mean one or more assignment and assumption agreements whereby [ * ] assigns or causes to be assigned, and Newco LLC assumes the Operating Agreements that Newco LLC has not requested be terminated prior to Closing in accordance herewith and the Tenant Leases.

         "Assignment and Assumption of Lease" shall mean an assignment and assumption agreement whereby [ * ] assigns, on behalf of and at the direction of [ * ], and Newco LLC assumes the Lease and [ * ] acknowledges, consents and agrees to the assignment.

         "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency (including, without limitation, [ * ]), body, department, commission, board, bureau, instrumentality or officer, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance or use of the Property or any part thereof.

         "[ * ]" shall have the meaning ascribed to it in the recitals.

         "Claim" shall have the meaning ascribed to it in Section 7.6.

         "Class A Membership Interest" shall mean the Class A Membership Interest in Newco LLC, initially owned exclusively by Insignia [ * ], as set forth in the LLC Agreement.

         "Class B Membership Interest" shall mean the Class B Membership Interest in Newco LLC, initially owned exclusively by [ * ], as set forth in the LLC Agreement.

         "Closing" shall mean the Closing described in Article V hereof and other transactions contemplated pursuant to this Agreement and shall be deemed to occur on the Closing Date.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Closing Documents" shall have the meaning ascribed to it in
Section 5.1.

         "[ * ] Parcel" shall have the meaning ascribed to it in the recitals.

         "Culvert" shall have the meaning ascribed to it in Section 3.7.2.

         "Damages" shall have the meaning ascribed to it in Section 7.2.

         "Deeds" shall mean (i) that certain [ * ] Deed issued pursuant to the Order Confirming Sale held by [ * ] to be issued to [ * ] or its designee conveying fee simple title to the [ * ] Parcel and the Improvements located on the [ * ] Parcel to [ * ] designee, (ii) that certain warranty deed conveying fee simple title to the [ * ] tenant-in-common interest in the [ * ] Parcel, and
(iii) limited warranty deeds conveying fee simple title to the remaining [ * ] tenant-in-common interest in the [ * ] Parcel.

         "[ * ] Permit" shall have the meaning ascribed to it in the definition of "Permits and Approvals".

         "Development Permit" shall have the meaning ascribed to it in the definition of "Permits and Approvals".

         "[ * ] Report" shall have the meaning ascribed to it in the definition of "Environmental Reports".

         "Environmental Damages" shall mean all third-party claims, judgments, damages, losses, penalties, fines, liabilities (including, without limitation, punitive damages and strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, attorneys' fees and disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate from the Property, or as a result of the existence of a violation of Environmental Requirements pertaining to the Property.

         "Environmental Reports" shall mean true, correct and complete copies of each of the following which are attached hereto as EXHIBIT D: (a) with respect to the [ * ] Parcel, (i) that certain Environmental Assessment Report prepared by [ * ]., dated [ * ] regarding Parcel [ * ] (the "[ * ]") and (ii) that certain Report & Recommendations prepared by [ * ] dated [ * ] (the "[ * ]");
(b) with respect to both the [ * ] Parcel and the [ * ] Parcel, that certain Environmental Assessment Report prepared by [ * ], dated [ * ], regarding Parcels [ * ] (the "[ * ]"); and (c) each of the prior existing environmental materials in [ * ]'s possession which are described on Schedule 3.12.

         "Environmental Requirements" shall mean (i) all applicable statutes, regulations, rules, policies, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations and similar items of any Governmental Authority, and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case of (i) and (ii) relating to the protection of human health or the environment from Hazardous Materials, including, without limitation: (a) all requirements thereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of

Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and (b) all requirements pertaining to the protection of the health and safety of employees or the public from Hazardous Materials.

         "Federal Bankruptcy Code" shall mean Title 11 of the United States
Code.

         "FIRPTA Withholding Certificate" shall mean the affidavit of [ * ], under Section 1445 of the Internal Revenue Code, certifying whether such entity is or is not a foreign corporation, foreign partnership, foreign trust, foreign estate or otherwise a Foreign Person, in a form and substance satisfactory to Insignia [ * ].

         "Foreign Person" shall mean a person specified herein as a foreign person for purposes of Section 1445 of the Internal Revenue Code.

         "Governmental Authority" shall mean any federal, state, territorial, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them.

         "Hazardous Materials" shall mean any chemical substance: (i) which is or becomes defined as a "hazardous substance," "hazardous waste," "hazardous material," "pollutant," "contaminant," or "toxic," "explosive," "corrosive," "flammable," "infectious," "radioactive," "carcinogenic," or "mutagenic" material under any law, regulation, rule, order or other authority of the federal, state, territorial or local governments, or any agency, department, commission, board or instrumentality thereof, regarding the protection of human health or the environment from such chemical substances including, but not limited to, the following federal laws and their amendments, analogous state, territorial and local laws and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and Community Right to Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Toxic Substances Control Act, including, without limitation, asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof); (ii) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; (iii) without limitation, which contains drinking biphenyls or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or (iv) without limitation, radon gas.

         "[ * ]" shall mean the [ * ] and related amenities, commonly known as the "[ * ]," located on the portion of the Land described on Exhibit A hereto.

         "[ * ] Parcel" shall have the meaning ascribed to it in the recitals.

         "[ * ] Parcel [ * ] Permit" shall have the meaning ascribed to it in the recitals.

         "[ * ]" shall have the meaning ascribed to it in Section 3.14.

         "Improvements" shall mean the [ * ], the [ * ] (inclusive of [ * ] and [ * ]) and all other buildings, improvements, fixtures and other items of real estate located on the Land.

         "Indemnification Claim" shall have the meaning ascribed to it in
Section 7.6.

         "Indemnifying Party" shall have the meaning ascribed to it in
Section 7.6.

         "Indemnitee" shall have the meaning ascribed to it in Section 7.6.

         "Insignia Indemnified Parties" shall have the meaning ascribed to it in
Section 7.2

         "Insignia [ * ]" shall have the meaning ascribed to it in the recitals.

         "Insignia [ * ] Contribution" shall mean $500,000 of cash contributed by Insignia [ * ] to Newco LLC in exchange for the Class A Membership Interest.

         "Insurance Policies" shall have the meaning ascribed to it in
Section 3.17.

         "Interested Party" shall mean governmental officials, private groups, or members of any legislative bodies, including without limitation the Government of the [ * ], Department of Justice, the [ * ] Housing Authority, the [ * ], [ * ], [ * ] [ * ], [ * ], [ * ], [ * ], [ * ], ([ * ]), [ * ].

         "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986 as in effect in the [ * ] and regulations promulgated thereunder.

         "Inventory" shall have the meaning ascribed to it in Section 3.23.2.

         "Joint and Several Undertaking (Insignia)" shall mean that certain Joint and Several Undertaking (Insignia) dated the date hereof given by Insignia [ * ] and Insignia [ * ] Corp.

         "Joint and Several Undertaking [ * ]" shall mean that certain Joint and Several Undertaking ([ * ]) dated the date hereof given by [ * ] and [ * ].

         "Land" shall mean the [ * ] Parcel, the [ * ] (as described in the [ * ] Parcel [ * ] Permit), the [ * ] Parcel and the [ * ] Parcel, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of [ * ] therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

         "[ * ]" shall have the meaning ascribed to it in the recitals.

         "Landlord" shall refer to [ * ], as that term is defined in the recitals.

         "Lease" shall have the meaning ascribed to it in the recitals.

         "[ * ] Parcel" shall have the meaning ascribed to it in the recitals.

         "LLC Agreement" shall have the meaning ascribed to it in the recitals.

         "[ * ]" shall have the meaning ascribed to it in the recitals.

         "[ * ] Road" (now known as [ * ] Road) shall have the meaning ascribed to it in Section 3.7.1.

         "[ * ] Report" shall have the meaning ascribed to it in the definition of "Environmental Reports".

         "[ * ] Report" shall have the meaning ascribed to it in the definition of "Environmental Reports".

         "[ * ] Permit" shall have the meaning ascribed to it in Section 3.23.6.

         "Newco LLC" shall have the meaning ascribed to it in the recitals.

         "Non-Foreign Person(s)" shall mean a person specified herein as a non-foreign person for purposes of Section 1445 of the Internal Revenue Code.

         "Operating Agreements" shall mean those management, service, supply and maintenance contracts described on EXHIBIT E attached hereto excluding those that have been terminated prior to closing in accordance with the provisions of this Agreement, which are being assigned to Newco LLC at Closing.

         "Option Agreement" shall have the meaning ascribed to it in the recitals.

         "Order Confirming Sale" shall have the meaning ascribed to it in the recitals.

         "Owner's Title Policy" shall mean that certain pro forma owner's policy of title insurance, together with endorsements and guarantees, if any, a true, correct and complete copy of which is attached hereto as Exhibit BB issued to Newco LLC by the Title Company, pursuant to which the Title Company insures Newco LLC's ownership interests in the [ * ] Parcel and [ * ] Parcel, and [ * ] interest in the [ * ] Parcel.

         "[ * ] Plan" shall have the meaning ascribed to it in Section 3.13.

         "Permits and Approvals" shall mean (a) [ * ] [ * ], regarding [ * ]of the [ * ] (the "[ * ] Permit"), (b) [ * ] or permits or leases to be obtained from the Government of the [ * ], Department of [ * ] regarding the development of the Master Plan (as defined in the Lease) (the "Development Permit"), and (c) the existing [ * ] Parcel [ * ] Permit.

         "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are set forth in the pro forma Owner's Title Policy attached hereto as EXHIBIT BB.

         "Personal Property" shall mean the items of tangible and intangible personal property consisting of any and all furniture, fixtures, equipment, machinery and other personal property of every kind and nature located on or used or useful in the operation of the Property and owned by [ * ], including, without limitation, the [ * ] Permit and the [ * ] Parcel [ * ] Permit and any and all other licenses and permits applicable to the Property.

         "[ * ]" shall have the meaning ascribed to it in the recitals.

         "[ * ]" shall have the meaning ascribed to it in the recitals.

         "[ * ] Contribution" shall mean the contribution made by [ * ] to Newco LLC hereunder of the Property in exchange for the Class B Membership Interest in Newco LLC.

         "[ * ] Indemnified Parties" shall have the meaning ascribed to it in
Section 7.3

         "[ * ] Principals" means, individually and collectively, [ * ], [ * ], [ * ] and [ * ].

         "Promissory Note" shall mean that certain Promissory Note, dated the date hereof, made by Newco LLC to and in favor of Insignia [ * ], which evidences the [ * ] Loan as set forth in the LLC Agreement.

         "Property" shall mean collectively the Real Property and the Personal Property.

         "Purchase and Sale Agreement" shall have the meaning ascribed to in
Section 3.18.

         "PWD" shall have the meaning ascribed to it in Section 3.7.1.

         "Quitclaim Deed" shall have the meaning ascribed to it in
Section 3.23.6.

         "Real Property" shall mean the Land and the Improvements.

         "Settlement Agreement" shall have the meaning ascribed to it in
Section 3.7.2.

         "[ * ] Agreements" shall have the meaning ascribed to it in
Section 3.23.4.

         "Support Agreement" shall mean that certain Support Agreement dated the date hereof as to which [ * ] and the [ * ] Principals are signatories.

         "Survey" shall mean that certain two-page ALTA/ACSM Land Title Survey prepared by [ * ], dated [ * ], which survey illustrates each of the [ * ] Parcel, the [ * ] Parcel and the [ * ] Parcel and is attached hereto as EXHIBIT F.

         "Survival Period" shall have the meaning ascribed to it in
Section 3.33.

         "Tenant Leases" shall mean all leases and licenses (other than [ * ] Agreements) with tenants, licensees and other occupants of the Property.

         "Threshold Amount" shall have the meaning ascribed to it in
Section 3.33.

         "Title Company" shall mean Lawyers Title Insurance Corporation and Fidelity National Title Insurance Company.

         "UST" shall mean underground storage tank.

         "[ * ] Loan" shall have the meaning ascribed to it in the LLC
Agreement.

         "Utilities" shall mean public sanitary sewers and telephone, potable water, electrical and cable telecommunications facilities.

         "Warranties and Guaranties" shall mean all warranties and guaranties relating to the Improvements or the Personal Property or any part thereof.

         "[ * ]" shall have the meaning ascribed to it in the recitals.

         "[ * ]" shall mean that certain [ * ] located on [ * ] within the [ * ] of [ * ] more fully described in [ * ] Permit No. [ * ].


                                   ARTICLE 2
                                   FINANCING

         2.1 Contributions. At the Closing, the parties shall effect or cause to be effected the following contributions upon and subject to the terms and conditions specified in this Agreement:

              (a) [ * ] shall transfer or cause to be transferred, the [ * ] Contribution to Newco LLC in exchange for the consideration provided for in the LLC Agreement, and in the case of any portion of the [ * ] which is being conveyed directly from any entity other than [ * ], such conveyance shall be deemed to be a conveyance from such entity to [ * ] and from [ * ] to Newco LLC; and

              (b) Insignia [ * ] shall contribute the Insignia [ * ] Contribution to Newco LLC in exchange for the consideration provided for in the LLC Agreement.

         2.2 Loan. At the Closing, Insignia [ * ] shall effect or cause to be effected the [ * ] Loan to Newco LLC.


                                   ARTICLE 3
                     [ * ]'S REPRESENTATIONS AND WARRANTIES

         To induce Insignia [ * ] to enter into this Agreement and to consummate the transactions contemplated hereby, each of [ * ], [ * ], [ * ], [ * ] and [ * ], jointly and severally, hereby makes the following representations and warranties with respect to the Property, each of which are made as of the date hereof:

         3.1  Organization and Power.

              3.1.1 [ * ] is a limited liability company validly existing and in good standing under the laws of the [ * ] and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of [ * ] hereunder.

              3.1.2 [ * ] is a limited liability company validly existing and in good standing under the laws of the [ * ] and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of [ * ] hereunder.

              3.1.3 [ * ] is a corporation validly existing and in good standing under the laws of the [ * ] and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of [ * ] hereunder.

              3.1.4 [ * ] is a limited liability company validly existing and in good standing under the laws of the [ * ] and duly authorized to conduct business and in good standing under the laws of the [ * ] and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of [ * ] hereunder.

              3.1.5 [ * ] is a company validly existing and in good standing under the laws of the [ * ] and duly authorized to conduct business and in good standing under the laws of the [ * ] and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of [ * ] hereunder.

         3.2 Authorization and Execution.. This Agreement has been duly authorized by all necessary action on the part of [ * ], has been duly executed and delivered by [ * ], constitutes the valid and binding agreement of [ * ] and is enforceable in accordance with its terms. [ * ] has obtained (i) the consent required of [ * ] to transfer the Lease (a true, correct and complete copy of such consent is attached hereto as EXHIBIT G) and (ii) all governmental consents required to assign the (x) [ * ] Parcel [ * ] Permit and (y) the [ * ] Permit (a true, correct and complete copy of each consent are attached hereto as EXHIBIT
H). With the exception of the governmental consents referenced in the immediately preceding sentence, there is no other person or entity whose consent is required in connection with [ * ]'s performance of its obligations hereunder. The person or persons executing this Agreement on behalf of [ * ] has or have the authority to do so.

         3.3 Non-contravention. The execution and delivery of, and the performance by [ * ] of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, [ * ]'s organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon [ * ] or to which the Property is subject, or result in the creation of any lien or other encumbrance on any asset of [ * ]. There are no outstanding agreements (written or oral) pursuant to which [ * ] (or any Affiliate (as defined in the LLC Agreement) of [ * ] now or previously existing) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof; provided, however, that the representation made in this sentence shall not include any agreements or acts of [ * ] or any Affiliate of [ * ] prior to the acquisition of the stock of [ * ] by [ * ], as to which [ * ] has no knowledge whatever.

         3.4  Intentionally Deleted.

         3.5 No Special Real Property Taxes or Assessments. [ * ] has no knowledge of, nor has it received any notice of, any special taxes, government fees or assessments relating to the Property, any part thereof, an owner's association applicable to the Property or any part thereof, or any planned public improvements that may result in a special tax, government fee or assessment against the Property. To the best of [ * ]'s knowledge, the Property is properly platted as separate lots under Applicable Laws and constitutes one or more separate tax lot(s). With the exception of the 2000 and 2001 real property taxes and sewer user fees, all taxes, government fees and assessments due and payable with respect to the Property have been paid. [ * ] has provided true, correct and complete copies of all such tax bills, government fees and assessments and evidence to Newco LLC of payment of the same (each as listed on the attached Schedule 3.5.1 hereto). To the best of [ * ]'s knowledge, except as described on Schedule 3.5.2 hereto and contained in the true, correct and complete correspondence or other materials related thereto and attached hereto as EXHIBIT I, there are no formal tax reduction proceedings or other similar actions or requests for the reduction of the real property taxes applicable to the Property.

         3.6 Compliance with Existing Laws. [ * ] has not received notice from the date of its ownership of the Property, of any existing violations or threatened enforcement procedures with respect to any violation of any Applicable Laws affecting the Property or any part thereof including, without limitation, the [ * ]. To the best of [ * ]'s knowledge and except as set forth on Schedule 3.6, [ * ] is not aware of any violation of Applicable Laws with respect to the present use or operation of the Property or any part thereof, including, without limitation, the [ * ]; provided, however, the foregoing shall not be deemed to include a representation that the existing physical conditions of the Improvements at the Property comply with Applicable Laws.

         3.7  Condemnation Proceedings; Roadways. Except as described in this
Section 3.7, (a) [ * ] has received no notice of any condemnation, eminent domain, acquisition or other government proceeding pending or threatened against the Property or any part thereof, (b) to [ * ]'s knowledge, no condemnation, eminent domain, or other proceedings to acquire the Property or any part thereof have been initiated by the Government of the [ * ], and (c) [ * ] has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street, waterway, seawall, shoreline or road adjacent to or serving the Real Property.

              3.7.1 Highway Widening. [ * ] has attached hereto as EXHIBIT J true, correct and complete copies of all correspondence and materials that reflect the status of the negotiations in all material respects (including all drawings of proposed plans) that [ * ] has in its possession and more particularly described on the attached Schedule 3.7.1.1 hereto regarding a highway widening contemplated by the Government of the [ * ], Public Works Department (the "PWD") for [ * ] Road (now known as [ * ] Road) being a portion of [ * ]. To the best of [ * ]'s knowledge, (i) the PWD remains open to the submission of a formal plan of development by [ * ] or its successor and (ii) the land the PWD is contemplating taking or condemning is more particularly shown on the plan attached hereto as part of EXHIBIT J.

              3.7.2 Drainage/Box Culvert. A Settlement Agreement has been entered, by and between [ * ] and the Government of the [ * ] and [ * ], dated
[ * ] (the "Settlement Agreement"). [ * ] has attached hereto as EXHIBIT K true, correct and complete copies of the Settlement Agreement and all correspondence and materials that [ * ] has in its possession and more particularly described on the attached Schedule 3.7.2 hereto regarding the Culvert project. The PWD has commenced construction of a covered underground drainage structure ("Culvert") in the [ * ] Road area in connection with the Settlement Agreement (This representation shall not be deemed to constitute a representation as to whether PWD is acting in compliance with the Settlement Agreement).

         3.8 Bankruptcy. No Act of Bankruptcy has occurred with respect to [ * ].

         3.9 Historical Districts. To the best knowledge of [ * ], no portion of the Property is listed in any federal, territorial or local register of historic places or areas.

         3.10 Actions or Proceedings. Except as set forth and described on
Schedule 3.10, there are no actions, suits or proceedings pending or known to [ * ] to be threatened against or affecting [ * ] or the Property in any court, before any arbitrator or before or by any Governmental Authority.

         3.11 Zoning and Platting. With the exception of Bill No. [ * ] (To amend [ * ]), [ * ] has no knowledge of any fact, proceeding, plan or action, or threatened action or proceeding which could reasonably be expected to result in a modification or termination of the existing zoning of the Property. [ * ] instructed [ * ] to prepare sample zoning matrices, setting forth possible permitted uses, densities and parking requirements for the Project, subject to certain qualifications set forth thereon. True, correct and complete copies of those materials are attached hereto as EXHIBIT L.

         3.12 Hazardous Substances. [ * ] has attached hereto as Exhibit D true, correct and complete copies of each of the Environmental Reports as contained in [ * ]'s files or otherwise in its possession and has delivered same to Newco LLC, and [ * ] is not aware of any material omission from such document or alteration of any such document nor any other reports, documentation, correspondence or other materials regarding Hazardous Substances affecting the Property. Except as set forth in the Environmental Reports or described on
Schedule 3.12.2, to the best of [ * ]'s knowledge, (i) neither [ * ] nor any of [ * ]'s tenants, licensees, employees, agents or any other person (e.g. [ * ]) has engaged in or permitted any material deposit, discharge, pumping or pouring onto, the Property of, or any continuous or systematic discharge, pumping or pouring onto, the Property of, any harmful, toxic or injurious chemical, compound, material, mixture or other substance; (ii) no Hazardous Materials are present on or have migrated from or to the Property upon, about or beneath other properties, including, without limitation, any spills or leaks of any Hazardous Materials from the existing fuel dock and above ground full tanks onto or surrounding the Property; (iii) neither the Property nor its existing or prior uses fail or failed to materially comply with Environmental Requirements; (iv) there are no permits, licenses or other authorizations which are required under any Environmental Requirements with regard to the current uses of the Property which have not been obtained and complied with; (v) neither [ * ] nor any of [ * ]'s tenants, employees, agents or any other person have received any written notice concerning any alleged violation of Environmental Requirements, including, without limitation, any violations of UST legislation or regulations, in connection with the Property or any liability for Environmental Damages in connection with the Property for which [ * ](or Newco LLC or Insignia [ * ] after Closing) may be liable; (vi) neither [ * ] nor [ * ]'s tenants, employees, agents or any other person have stored or otherwise located any Hazardous Material or materials known by [ * ] to be hazardous substances on, under, in or about the Property in a manner which, to [ * ]'s knowledge, violates any Environmental Requirements; (vii) there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, summons or investigation, pending or threatened, relating to any alleged violation of Environmental Requirements on the Property, or the suspected presence of Hazardous Materials thereon, or relating to any Environmental Damages; (viii) no UST or other underground or above ground chemical treatment or storage tanks, or gas or oil wells are located on the Property; and (ix) there are no other reports or materials regarding Environmental Requirements, Hazardous Materials, or Environmental Damages other than the Environmental Reports. For purposes of this Section 3.12, the term "Hazardous Materials" shall be deemed to include all substances which a sophisticated businessperson would commonly regard to be hazardous, harmful, toxic or injurious whether or not specifically defined by any Environmental Requirement.

         3.13 Preliminary Plan. [ * ] and [ * ] have not yet agreed to a Preliminary Plan (as defined in the Lease). While a preliminary concept plan (the "[ * ] Plan") was shown to [ * ], it was agreed that the [ * ] Plan required additional information and could not be and was not a proposed Preliminary Plan as defined in the Lease. The only documentation shown or submitted to [ * ] was the [ * ] Plan, a true, correct and complete copy of which is attached hereto as EXHIBIT M.

         3.14 [ * ] Development Plans. [ * ] hereby represents that no documentation or communication, other than that which is described on Schedule 3.14, true, correct complete copies of all such documentation and discussion narratives being attached hereto as EXHIBIT N, have been submitted or presented to the Government of the [ * ], [ * ] ("[ * ]"), or other governmental or quasi-governmental agency, or [ * ], in connection with proposed improvements to the [ * ] property located immediately west of the [ * ] Parcel and that [ * ] has made no commitment or proposal, which, if accepted, could be deemed a commitment to spend any stated amount of money, and except as set forth on
Schedule 3.14, [ * ] has made no commitment or proposal, which, if accepted, could be deemed a commitment to build a specific improvement on such [ * ] property.

         3.15 [ * ] Permits. Other than (i) the meetings described in the meeting minutes, a true, correct and complete copy which is attached hereto as EXHIBIT O, or (ii) meetings at which representatives of Insignia [ * ] were present, [ * ] has held no official or substantive meetings with governmental officials, representatives of organized groups or Interested Parties in connection with (a) the [ * ] of the [ * ], (b) either the renewal of the existing [ * ] Parcel [ * ] Permit or issuance of a new use permit or lease for the area commonly referred to as the [ * ] or (c) the development of the [ * ] Parcel, [ * ] Parcel and the [ * ] Parcel. To the best of [ * ]'s knowledge, except as disclosed in writing to Insignia [ * ] and Newco LLC, there is no material adverse opposition to the development of the Property.

              3.15.1 [ * ] Permit. [ * ] has obtained the [ * ] Permit (a true, correct and complete copy of which, together with all application materials submitted in connection therewith, is attached hereto as EXHIBIT P). [ * ] has not received any notice that the [ * ] Permit has been revoked or amended and all fees required to be paid in connection with the [ * ] Permit have been paid. To the best of [ * ]'s knowledge, [ * ] is not in violation of the covenants or conditions of the [ * ] Permit. [ * ] has not engaged any contractors to perform the [ * ] work at the Property.

              3.15.2 [ * ] Parcel [ * ] Permit. [ * ] has not received any notice that the [ * ] Parcel [ * ] Permit has been revoked or amended and all fees required to be paid in connection with the [ * ] Parcel [ * ] Permit have been paid. To the best of [ * ]'s knowledge, [ * ] is not in violation of the covenants or conditions of the [ * ] Parcel [ * ] Permit. Attached hereto as EXHIBIT Q is a true, correct and complete copy of the [ * ] Parcel [ * ] Permit. Attached hereto as EXHIBIT R are true, correct and complete copies of the request submitted by [ * ] to The Honorable [ * ], Governor of the [ * ] for an opinion letter from [ * ] and the opinion letter, dated [ * ], received from [ * ].

              3.15.3 [ * ] Permit. Attached hereto as EXHIBIT S is a copy of the document which, to [ * ]'s knowledge, constitutes the application form and list of required studies to be submitted to [ * ] in order to apply for the [ * ] Permit.

              3.15.4 Existing Permits and Approvals. [ * ] has no knowledge of any fact, proceeding or threatened proceeding which could reasonably be expected to result in a modification or termination of (i) the [ * ] Permit or (ii) the [ * ] Parcel [ * ], or could prohibit Newco LLC from receiving an assignment of the [ * ] Permit or the [ * ] Parcel [ * ] Permit.

         3.16 Other Developments. To the best of [ * ]'s knowledge, attached hereto as Schedule 3.16 is a true, correct and complete list of all current proposals known to [ * ] for [ * ] development projects, [ * ], [ * ] development greater than 10,000 square feet, [ * ].

         3.17 Insurance. To the best of [ * ]'s knowledge, all of the policies of insurance (including environmental insurance) maintained by [ * ] with respect to the Property (collectively, the "Insurance Policies", true, correct and complete copies of which are attached hereto as EXHIBIT T) are valid and in full force and effect and, to [ * ]'s knowledge, [ * ] has complied with all requirements of the insurance carriers of the Insurance Policies. [ * ] has received no notice from any insurance company or rating organization to the effect that the physical condition of the Property would prevent the renewal of existing policies at present rates.

         3.18 Purchase and Sale Agreement. [ * ] has delivered a true, complete and correct copy of that certain Purchase and Sale Agreement, dated April 19, 2000 ("Purchase and Sale Agreement"), by and between [ * ], [ * ], [ * ], [ * ] and [ * ], collectively as seller, and [ * ], as purchaser, pursuant to which certain affiliates of [ * ] acquired the [ * ] Parcel and a [ * ] interest in the [ * ] Parcel. [ * ] hereby acknowledges there have been no claims made by or against [ * ] pursuant to such Purchase and Sale Agreement.

         3.19 The Lease. The Lease has been fully executed and delivered by the parties thereto and is in full force and effect. The Lease has not been changed, amended, modified, sublet or assigned in any respect. No written notice has been given by or to [ * ] of a default existing on the part of [ * ] or [ * ], and with the exception of [ * ]'s failure to provide liability insurance as required by the Lease, [ * ] has no knowledge of (a) any default on the part of [ * ] or [ * ], or (b) the occurrence of any event or the existence of any condition which with the giving of notice or passage of time, or both, would constitute a default under the Lease. [ * ] has no defense, setoff or counterclaim against Landlord arising out of the Lease or in any way relating thereto. The Lease has not been pledged by [ * ] as security for any obligation, and to the best of [ * ]'s knowledge the Lease has not been assigned or pledged by [ * ] as security for any obligation. [ * ] has attached hereto as EXHIBIT U a true, correct, and complete copy of the Lease. [ * ] has delivered to Newco LLC, that certain [ * ] set known as the [ * ] Application for [ * ], prepared by [ * ], dated [ * ], which Landlord stated to [ * ] to be the only materials Landlord is aware of regarding the [ * ] Parcel.

         3.20 "At Will" Tenants on [ * ] Site. Set forth on Schedule 3.20 is a true, correct and complete list of all current tenants, licensees and other occupants of the Property under any Tenant Leases or other written or oral agreements (other than [ * ] Agreements), and true, correct and complete copies of all agreements, materials and material correspondence regarding the same (including the estoppel certificates received from such tenants in connection with this transaction) are attached hereto as EXHIBIT V. All Tenant Leases are for month-to-month tenancies. The Tenant Lease to which [ * ] is a party will be terminated pursuant to the closing of the Option Agreement attached hereto as EXHIBIT CC and the Withdrawal of the Motion for Petition for Rehearing before the [ * ] Panel and the Stipulation for Dismissal with Prejudice.

         3.21 Operating Agreements. There are no management, service, supply, maintenance, employment or other contracts in effect with respect to the Property of any nature whatsoever, written or oral, other than the Operating Agreements listed on Schedule 3.21 hereof. To [ * ]'s knowledge, [ * ] has performed all of its obligations under each of the Operating Agreements in all material respects and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. To [ * ]'s knowledge, all other parties to the Operating Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. [ * ] has received no notice of any alleged breach by it of the Operating Agreements or any notice of intention to cancel or terminate the same, nor has [ * ] canceled or terminated any of the same.

         3.22 Utilities. To [ * ]'s knowledge, Utilities are available at or about the property line of the Property.


         3.23 [ * ]. To [ * ]'s knowledge, the fuel tanks located at the [ * ] Parcel are owned and operated by [ * ] as is the fuel dispensing equipment located at the [ * ], each pursuant to a verbal agreement which is summarized by [ * ] on the attached Schedule 3.23. Attached hereto as EXHIBIT W is a true, correct and complete copy of the letter, dated [ * ], acknowledged by [ * ] stating the terms of the foregoing verbal agreements.

              3.23.1 To the best of [ * ]'s knowledge, [ * ] has all necessary permits, licenses, approvals and authorizations for the current use and operation of the [ * ], and all such permits are current and in full force and effect, each of which is described on
Schedule 3.23.1 and true, complete and correct copies of the same are attached hereto as EXHIBIT X.

              3.23.2 Attached hereto as Schedule 3.23.2 is a true, correct and complete list of personal property and inventory owned by [ * ] and used in the operation of the [ * ] (collectively, the "Inventory"). All of the Inventory being conveyed hereunder is free and clear of all liens and encumbrances, and [ * ] has good and merchantable title thereto and the right to convey same in accordance with the terms of this Agreement, which Inventory is being sold in its as is condition, where is and with all faults and defects. The Property contains sufficient Inventory for the conduct of its business as it currently is being conducted.

              3.23.3 Intentionally Omitted.

              3.23.4 Attached hereto as Schedule 3.23.4.1 is a true, complete and correct list of all agreements with third parties for "[ * ] space" or "[ * ] space" at the [ * ] (collectively, the "[ * ] Agreements") and true, complete and correct copies of each are attached hereto as EXHIBIT Y. [ * ] has performed all of its obligations under the [ * ] Agreements and, to the best of [ * ]'s knowledge, no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the [ * ] Agreements. To the best of [ * ]'s knowledge, all other parties to the [ * ] Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. [ * ] has received no notice of any alleged default or except as disclosed on Schedule 3.23.4.2, any intention to cancel by any of the parties to the [ * ] Agreements, nor has [ * ] canceled any of the same.

              3.23.5 Attached hereto as Schedule 3.23.5 is a true, correct and complete list of all current employees of [ * ] at the [ * ] and/or the Property including contact information and present compensation arrangements. Except as set forth in Schedule 3.23.5, [ * ] is not a party to any oral or written employment contracts or agreements with respect to the Property.

              3.23.6 To [ * ]'s knowledge, attached hereto as EXHIBIT Z is a copy of that certain [ * ] Permit No. [ * ] granted by the Government of the [ * ] (the "[ * ] Permit") for the [ * ]. To the best of [ * ]'s knowledge,
[ * ] is not aware of any other similar [ * ] permits affecting the Property, or any part thereof. A true, correct, and complete copy of that certain Quitclaim Deed dated [ * ] between the Government of the [ * ] and [ * ] (the "Quitclaim Deed"), recorded in the Office of the [ * ] Governor, Office of the Recorder of Deeds [ * ] on [ * ] in Book [ * ], Page [ * ] as Document No. [ * ] is attached hereto as EXHIBIT AA.

         3.24 Access. To the best of [ * ]'s knowledge, except for the proposed road widening described in Section 3.7.1 hereof, there is no pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of the Property's existing access to and from public streets or roads.

         3.25 No Commitments. Except as set forth in this Article 3 and the schedules and exhibits referenced herein, there are no commitments made by [ * ] nor any offers made by [ * ] presently outstanding which are capable of acceptance by another party and which, if accepted, would create a binding agreement with any governmental or quasi-governmental authority, [ * ], utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Newco LLC to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property.

         3.26 "Foreign Person". [ * ] is a Non-Foreign Person (i.e., a limited liability company formed under the laws of the [ * ]).

         3.27 No Other Property Interests. With the exception of [ * ] office lease and its options and agreements on residential properties unrelated to the Property each of which are described on the attached Schedule 3.27, there are no property interests, buildings, structures or other improvements or personal property that are owned by [ * ] and located in the [ * ] that are not being conveyed pursuant to this Agreement. In addition, (i) except for the transfers contemplated by this Agreement or as disclosed in the Exhibits and Schedules attached hereto, [ * ] is not a party to any contract granting any options, rights of first refusal, or other rights involving the sale, exchange, or transfer of any of the Property or any interest therein, and (ii) except for any financing being repaid in connection with the closing of the transaction contemplated by this Agreement, [ * ] is not a party to any financing or refinancing of any of the Property or any interest therein; provided, however, that the representation made in this sentence shall not including any agreements or acts of [ * ] prior to the acquisition of the stock of [ * ] by [ * ], as to which [ * ] has no knowledge whatever.

         3.28 [ * ] Financial Statements. [ * ] has heretofore delivered to Insignia [ * ] Proforma Consolidated Financial Statements of [ * ] and Subsidiaries, including Proforma Consolidated Statement of Financial Condition as of December 31, 2001, Proforma Consolidated Statement of Operations for the year then ended, and schedule of market value of developments (collectively, the "[ * ] Financials"). [ * ] is an [ * ] limited liability company formed on April 19, 2000, whose members are [ * ] and [ * ]. The [ * ] Financials accurately portray, in all material respects, the financial condition of [ * ] and its subsidiaries as of December 31, 2001 and the results of their operations for the year then ended, to the best of [ * ]'s knowledge, and since December 31, 2001, there has been no material adverse change in the financial condition of [ * ] and subsidiaries as reflected in the [ * ] Financials. The [ * ] Financials (a) are unaudited (including the historical cost figures), (b) have not been prepared in accordance with generally accepted accounting principles, (c) treat the transaction provided for in this Agreement as if it had occurred on December 31, 2001, and (d) include estimates of the fair market value of real estate related assets which are based on good-faith judgments by [ * ] personnel, based on available information deemed by them to be reliable.

         3.29 Full and Accurate Disclosure. To the best of [ * ]'s knowledge, no statement of fact made by [ * ] in this Agreement (including any statement of fact made by [ * ] in any of the Exhibits and Schedules hereto), the Support Agreement, if any, or the LLC Agreement, if any, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

         3.30 Knowledge Defined. As used in the Agreement, the phrases "to the knowledge of [ * ]", "to the best knowledge of [ * ]" and phrases of similar import, shall be limited to the actual knowledge of any one of the [ * ] Principals and [ * ], and references in the Agreement to written notices received by [ * ] shall mean notices actually received by any of [ * ]'s Principals or [ * ].

         3.31 Intentionally Omitted.

         3.32 "As is" Transaction. Except for the express representations and warranties of [ * ] set forth herein, the Property is being contributed "as is" and "with all faults," based upon the condition of the Property as of the date of this Agreement, and [ * ] makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property. Without limiting the foregoing, Insignia
[ * ] acknowledges for itself and on behalf of Newco LLC that, except as may otherwise be specifically set forth elsewhere in this Agreement, [ * ] has not made any representations or warranties of any kind upon which Insignia [ * ] or Newco LLC is relying as to any matters concerning: (i) the condition of the Land or any improvements comprising the Property; (ii) economic projections or market studies concerning the Property, or the income to be derived from the Property;
(iii) the nature and extent of any right of way or other title matter; (iv) water or water rights, topography, geology, drainage, soil or subsoil of the Property; (v) the suitability of the Property for any and all activities and uses which Insignia [ * ] or Newco LLC may elect to conduct thereon; or (vi) the compliance of the Property with any zoning or environmental, building or other laws, rules or regulations affecting the Property. Notwithstanding the provisions of this Section 3.32, the parties acknowledge and agree that, except as expressly set forth in this Agreement, nothing contained in this Agreement shall act as a waiver or limitation upon the rights of any of the parties or Newco LLC arising under, nor as a limitation on the defenses of any party or Newco LLC to any claims made under, any Environmental Requirements, relating to the ownership or operation of the [ * ] or the Property by [ * ] or its agents, employees, affiliates, licensee's, lessee's or other occupants through 12:01 A.M. on the Closing Date.

         3.33 Survival of Representations; Minimum Damages. The representations and warranties of [ * ] in this Article 3 and of Insignia [ * ] in Article 4 below shall not merge into the Deed and shall survive the Closing Date for a period of twenty-four (24) months ("Survival Period"). Notwithstanding the foregoing Survival Period, the parties hereto hereby acknowledge that with respect to common law claims arising out of the tort of fraud or any claims under any Environmental Requirements (as referred to in Section 3.32 above) there shall be no contractual limitation upon the survival of such claims. All rights of a party claiming a breach of any surviving representation or warranty shall be deemed waived if such party does not, by written notice to the other party, advise it of any alleged breach of representation or warranty prior to the expiration of the Survival Period and institute legal proceedings relating to such alleged breach of representation or warranty within eighteen (18) months after the expiration of the Survival Period unless otherwise restricted by applicable statutory limitations periods, in which case any legal proceedings must be instituted prior to the expiration of applicable statutory limitations periods in accordance with Applicable Law. Notwithstanding anything in this Agreement to the contrary, in no event shall a party be entitled to recover any amount from the other party or parties for breach of any representation or warranty under this Agreement, whether recovery is sought under Section 7.2 or 7.3 or otherwise, unless and until the amounts recoverable for all such breaches exceed $100,000 in the aggregate (the "Threshold Amount"); provided, however, that if the aggregate recoverable amounts exceed the Threshold Amount, recovery will relate back to and include the first dollar of the aggregate amounts so claimed.


                                   ARTICLE 4
                 INSIGNIA [ * ]'S REPRESENTATIONS AND WARRANTIES

         To induce [ * ] to enter into this Agreement and to induce [ * ] to make the [ * ] Contribution, Insignia [ * ] hereby makes the following representations and warranties:

         4.1 Organization and Power. Insignia [ * ] is a corporation duly organized and validly existing under the laws of the [ * ], and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Insignia [ * ] hereunder.

         4.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Insignia [ * ], has been duly executed and delivered by of Insignia [ * ], constitutes the valid and binding agreement of Insignia [ * ] and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Insignia [ * ] has the authority to do so.

         4.3 Non-contravention. The execution and delivery of this Agreement and the performance by Insignia [ * ] of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Insignia [ * ] or result in the creation of any lien or other encumbrance on any asset of Insignia [ * ].


                                   ARTICLE 5
                                    CLOSING

         5.1 Closing. The Closing shall occur simultaneously with the execution of this Agreement and at the Closing, the parties will (i) execute all of the documents required to be delivered in connection with the transactions contemplated hereby ("Closing Documents"), (ii) deliver the same to Title Company or the appropriate party hereto, and (iii) take all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur at such place or places as the parties may mutually determine. This transaction shall be closed in accordance with a customary New York style closing. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto as soon as reasonably practicable. Possession of the Property shall be delivered to Newco LLC at the Closing and all documents and files shall be delivered, free and clear of any tenancies, licenses, guests or other occupants (with the exception of the Tenant Leases and [ * ] Agreements described on EXHIBITS V AND Y attached hereto, respectively) and in accordance with the additional terms hereof.

         5.2  Deliveries of [ * ].

              (a) At the Closing, [ * ] shall deliver or cause to be delivered to Title Company or to Newco LLC, as appropriate, all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of [ * ] and shall be dated as of the Closing Date:

              (i) The Deeds with the attestation of the Government of the [ * ] Office of the [ * ] Governor, [ * ].

              (ii) Tax clearance letter issued by the Government of the [ * ] Department of Finance, Enforcement Division stating that all [ * ] real property taxes and sewer user fees due and payable with respect to the Property have been paid and that no such taxes due and payable remain outstanding or delinquent.

              (iii)   The LLC Agreement.

              (iv)    The Assignment and Assumption Agreement.

              (v) The Assignment and Assumption of Lease consented to by Landlord.

              (vi)    The Joint and Several Undertaking ([ * ]).

              (vii) An estoppel certificate from Landlord and a Landlord consent to transfer of the Lease, each in form and substance reasonably acceptable to Insignia [ * ].

              (viii)  The Support Agreement.

              (ix)    A certified copy of the Lease.

              (x)     A good and sufficient Bill of Sale for the Personal
Property.

              (xi) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy, together with endorsements and guarantees, if any, subject only to the Permitted Title Exceptions and to eliminate such standard exceptions and to issue such endorsements and guarantees, if any, thereto which may be eliminated and issued under applicable [ * ] law and which are customarily required by institutional investors purchasing property comparable to the Property and required by Insignia [ * ].

              (xii)   The FIRPTA Withholding Certificates.

              (xiii) All current real property tax and sewer user fee bills in [ * ]'s possession or under its control.

              (xiv) All surveys and plot plans of the Real Property in possession of or in the control of [ * ].

              (xv) All books and records, appraisal reports, plans, files, correspondence with any Governmental Authority and other materials requested by Insignia [ * ] that relate to the acquisition, operation and development of the Property.

              (xvi) Any other documents or instruments reasonably requested by Insignia [ * ], the Title Company or Newco LLC's lender to carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby, including, without limitation, any required transfer tax forms.

              (xvii) Estoppel certificates in favor of Newco LLC, its lenders and their respective successors and assigns acceptable to Insignia [ * ] for all tenants at the Real Property or the [ * ].

              (xviii) Indemnity Agreement in favor of [ * ] and its successors and assigns acceptable to Insignia [ * ] from [ * ] regarding environmental remediation.

              (xix) Reliance letters in favor of Newco LLC, its lenders and their respective successors and assigns from third party contractors with respect to the [ * ] Report and [ * ] Report.

              (xx) Financial Statements of [ * ], [ * ], [ * ], [ * ], [ * ], and [ * ].

              (xxi) Memorandum of Lease in good form for recording with the Government of the [ * ], Office of the [ * ] Governor, Office of the Recorder of Deeds for the [ * ], satisfactory in all respects to Insignia [ * ], Newco LLC and its lenders executed by [ * ] and [ * ].

              (xxii) Assignment of Consulting Agreement of [ * ] satisfactory to Insignia [ * ].

              (xxiii) Letter dated [ * ], acknowledged by [ * ] regarding existing verbal agreement to dispense fuel.

              (xxiv) Assignment of rights of [ * ], if any, pursuant to Purchase and Sale Agreement.

              (xxv) Assignment of rights, if any, as set forth in the Agreement of Settlement and Compromise dated [ * ], recorded [ * ] in Book
[ * ], Page [ * ] as Document No. [ * ] and referred to in a Quit Claim Deed dated [ * ] recorded [ * ] in Book [ * ], Page [ * ] as Document No. [ * ].

         b) Except to the extent previously delivered to Insignia [ * ] or its affiliates, [ * ] shall deliver to Newco LLC at Closing all of the following documentation to the extent in [ * ]'s possession or reasonably available to [ * ]:

              (i) Copies of receipts for all real property taxes and sewer user fees assessed against the Property for the prior three calendar years, statements for Utilities payable from the date of [ * ]'s acquisition of the Property to Closing, and any information regarding current renditions or assessments on the Property or notices relative to change in valuation for real property taxes and sewer user fees.

              (ii) Copies of all soil tests, structural engineering tests, masonry tests, percolation tests, [ * ], water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or Environmental Reports, market studies (exclusive of any studies prepared by or for [ * ] in connection with its marketing and sale of the Property) and site plans related to the Property.

              (iii) All documentation relating to the [ * ] in [ * ]'s possession.

         c) Approvals and Permits. [ * ] shall deliver or cause to be delivered to Newco LLC at Closing copies of the [ * ] Permit, the [ * ] Parcel [ * ] Permit and all other permits, licenses, approvals and authorizations necessary for the use and operation of the [ * ] (as set forth and described on Schedule 3.23.1), together with assignments and consents to the assignments of such other permits, licenses, approvals and authorizations, to the extent the same may be assigned.

         5.3 Insignia [ * ]'s Deliveries. At the Closing, Insignia [ * ] shall deliver to Title Company or to [ * ], as appropriate:

         a) The Insignia [ * ] Contribution described in Section 2.1 hereof and the proceeds of the [ * ] Loan described in Section 2.2 hereof.

         b)   The Support Agreement.

         c)   The LLC Agreement.

         d)   The Joint and Several Undertaking (Insignia).

         e)   The Assignment and Assumption Agreement.

         f)   The Assignment and Assumption of Lease.

         g) Such affidavits or other documents as are required under Applicable Laws, Environmental Requirements and regulations in connection with the assignment of the [ * ] Permit and the [ * ] Parcel [ * ] Permit.

         h) Any other documents or instruments reasonably requested by [ * ] or Title Company as necessary to carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby, including, without limitation, any required transfer tax forms.

         5.4  Other Deliveries.

         a) Mutual Deliveries. At Closing, Insignia [ * ] and [ * ] shall mutually execute and deliver each to the other:

              (i) A final closing statement reflecting the Insignia [ * ] Contribution and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

              (ii) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel.

         b)   Other Deliveries.

              (i) Loan Document. Insignia [ * ]'s obligation to close the transaction contemplated by this Agreement is subject to the delivery of the Promissory Note made by Newco LLC to and in favor of Insignia [ * ].

              (ii) Title Insurance. Insignia [ * ]'s obligation to close the transaction contemplated by this Agreement is subject to the issuance by the Title Company of the Owner's Title Policy.

              (iii) Surveys. [ * ] shall deliver to the Title Company at Closing the Survey and affidavits or other related documentation which shall be adequate for the Title Company to delete from the Owner's Title Policy the general exception for matters that would be disclosed by an accurate survey.

         5.5 Closing Costs. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal and advisory fees and expenses. [ * ] and Insignia [ * ] shall equally bear the costs for fees imposed by the Office of the [ * ] Governor, Office of the Recorder of Deeds for the [ * ] for the recording of the deeds and any documentation associated with the transfer of the Property to Newco LLC, including the payment of the documentary stamp taxes associated with such transfer. [ * ] shall pay for the costs associated with the releases of any mortgages and other financing instruments encumbering the Property and for any costs associated with any corrective instruments. Insignia [ * ] shall pay all costs of environmental reports, survey updates, title searches and all premiums for the issuance of the Owner's Title Policy and all endorsements thereto and deletions therefrom. Except as expressly provided above, Insignia [ * ] shall pay all costs related to the acquisition of the Property, and Newco LLC shall pay all costs relating to the financing of the acquisition and development of the Property, including without limitation, mortgagee title insurance premiums, mortgage recording fees, origination fees and all other costs incurred in connection with the financing.

         5.6 Closing Allocations. Because the [ * ] is closed, there will be no revenue to adjust at Closing, however, the parties will adjust both revenues and expenses with respect to the [ * ] at the Property. All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, shall be allocated between [ * ] and Newco LLC as provided herein. [ * ] shall receive the benefit of all revenues and shall be responsible for all expenses for the period of time up to but not including the date of Closing, and Newco LLC shall receive the benefit of all revenues and shall be responsible for all expenses for the period of time from, after and including the date of Closing. Such adjustments shall be shown on the closing statements (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the [ * ] Loan payable by Insignia [ * ] pursuant to Section 2.2 hereof. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated at Closing:

         a)   Revenues and expenses of the [ * ].

         b) Real property taxes and sewer user fees for the year of Closing and any prior years not yet due and payable based on the most recent tax bills available.

         c) Rent and additional rent, if any, under any leases or licenses at the Property, except that no prorations are to be made with respect to any rent under the Lease.

         d) Utility charges (including, but not limited to, charges for water, sewer and electricity).

         e) Fuel value based on current prices for fuel supplies based on measurement at the end of the day prior to Closing.

         f) Governmental improvement liens or assessments, which shall be paid by [ * ] at Closing where the work has physically commenced, and which shall be assumed by Insignia [ * ] at Closing where the work has been authorized, but not physically commenced.

         g) All security deposits held by [ * ] shall be credited to Newco LLC at Closing and all rents due and paid shall be adjusted as of the Closing.

         h) Such other items as are usually and customarily prorated between purchasers and sellers of similar properties in the area where the Property is located.

         Insignia [ * ] shall not be obligated to collect any delinquent rents, accounts receivable or revenues accrued prior to the Closing Date for [ * ], but if Insignia [ * ] collects same, such amounts shall be promptly remitted to [ * ] in the form received.

         If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real property taxes and sewer user fees), the parties shall allocate such revenue or expenses at Closing on the best available information and in the case of real property taxes and sewer user fees as permitted in 5.6(b) above, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense; provided, however, that in calculating such reprorations, [ * ] shall not be responsible for any increase in real property taxes resulting from improvements to the Property made subsequent to the Closing, to the extent such increase relating to improvements is shown on the tax bills or other assessment records for the Property or is otherwise verifiable by the appropriate taxing authority. The obligation to make the adjustment shall survive the Closing of the transaction contemplated by this Agreement. Any revenue received or expense incurred by [ * ] or Insignia [ * ] with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The proration provisions of this Agreement shall survive Closing of the transaction contemplated hereby for a period of two (2) years.

                                   ARTICLE 6
                               GENERAL PROVISIONS

         6.1 Broker. The parties acknowledge that no real estate broker, agent or finder has been the procuring cause of this Agreement. Insignia [ * ] warrants and represents to [ * ] that Insignia [ * ] has not dealt with any real estate broker in connection with this transaction, nor has Insignia [ * ] been introduced to the Property or to [ * ] by any real estate broker, and Insignia
[ * ] shall indemnify [ * ] and hold [ * ] harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of such person, firm or corporation having dealt with Insignia [ * ], or as a result of having introduced Insignia [ * ] to [ * ] or to the Property. In like manner, [ * ] warrants and represents to Insignia [ * ] that [ * ] has not dealt with any real estate broker in connection with this transaction, nor has [ * ] been introduced to Insignia [ * ] by any real estate broker, and [ * ] shall indemnify Insignia [ * ] and save and hold Insignia [ * ] harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee as a result of such person, firm or corporation having dealt with [ * ] in connection with this transaction. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

         6.2 Public Statements. None of [ * ], its affiliates or any employee, officer, director or consultant of the foregoing shall issue any press release or make any public statement regarding the transaction contemplated hereby or the terms hereof, without the prior written approval of Insignia [ * ].

         6.3 [ * ] Agreements. To the extent that any [ * ] Agreement is not a month-to-month tenancy terminable on thirty days notice, and Newco LLC determines that such [ * ] Agreement needs to be terminated in order to maintain the schedule for [ * ] or construction of the project, [ * ] shall, at Newco LLC's request, promptly cause such [ * ] Agreement to be terminated at [ * ]'s sole cost.


                                   ARTICLE 7
                  LIABILITY OF INSIGNIA [ * ]; INDEMNIFICATION

         7.1 Liability of Insignia [ * ]. Except for obligations expressly assumed or agreed to be assumed by Insignia [ * ] or Newco LLC hereunder, neither Insignia [ * ] nor Newco LLC is assuming any obligations of [ * ] or any liability for claims arising out of any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date.

         7.2 Indemnification by [ * ]. [ * ] hereby agrees to indemnify and hold Insignia [ * ], its Affiliates (as defined in the LLC Agreement), Newco LLC and the employees, officers, directors, shareholders, members and partners of any of the foregoing (collectively, the "Insignia Indemnified Parties") harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and costs), whether known or unknown and whether absolute, accrued, contingent or otherwise (collectively, "Damages") that may at any time be asserted against or incurred by the Insignia Indemnified Parties, from and after the Closing, directly or indirectly resulting from, relating to, arising out of, or attributable to any of the following: (a) subject to the limitations set forth in Section 3.33, any inaccuracy, breach or failure to perform by [ * ] of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by [ * ] pursuant hereto, other than the LLC Agreement, the Support Agreement, and the Joint and Several Undertaking ([ * ]),
(b) subject to the limitations set forth in Section 3.33, any liability or obligation for which [ * ] has agreed, pursuant to the terms of this Agreement, to provide indemnification, (c) third party claims by employees of [ * ] or its Affiliates arising or accruing prior to 12:01 A.M. on the Closing Date, (d) any liabilities accruing under any of the Operating Agreements, Tenant Leases, [ * ] Agreements or any other written or oral agreement relating to the Property to which [ * ] or any of its affiliates is a party or under which [ * ] or any of its affiliates is obligated, and existing at any time prior to 12:01 A.M. on the Closing Date, and (e) any third party tort claims relating to any act or event occurring prior to 12:01 A.M. on the Closing Date; provided, however, that for purposes of this clause (e), a physical condition existing on or with respect to the Property as of a given time shall not in itself be deemed an act or event occurring at such time, and provided further, that the last sentence of Section
3.32 shall be construed and applied without regard to this Section 7.2.

         7.3 Indemnification by Insignia [ * ] and Newco LLC. Insignia [ * ] and Newco LLC hereby jointly and severally agree to indemnify and hold [ * ], its Affiliates (as defined in the LLC Agreement) and the employees, officers, directors, shareholders, members or partners of any of the foregoing (collectively, the "[ * ] Indemnified Parties"), harmless from and against any and all Damages that may at any time be asserted against or incurred by the [ * ] Indemnified Parties, from and after the Closing, directly or indirectly resulting from, relating to, arising out of, or attributable to any of the following: (a) subject to the limitations set forth in Section 3.33, any inaccuracy, breach or failure to perform by Insignia [ * ] or Newco LLC of any of their representations, warranties, covenants or obligations set forth herein or in any other document delivered by them or either of them pursuant hereto, other than the LLC Agreement, the Support Agreement, and the Joint and Several Undertaking (Insignia), (b) subject to the limitations set forth in Section 3.33, any liability or obligation for which Insignia [ * ] or Newco LLC has agreed, pursuant to the terms of this Agreement, to provide indemnification, (c) as to Newco LLC only, any liabilities accruing under any of the Operating Agreements, Tenant Leases, or [ * ]Agreements after 12:01 A.M. on the Closing Date, and (d) any third party tort claims relating to any act or event occurring after 12:01 A.M. on the Closing Date; provided, that the last sentence of
Section 3.32 shall be construed and applied without regard to this Section 7.3.

         7.4  Intentionally Omitted.

         7.5  Intentionally Omitted.

         7.6 Indemnification Procedures. If any third party claim, demand, action, suit, litigation or other proceeding (a "Claim") is commenced in which any person entitled to indemnification hereunder (an "Indemnitee") is a party that may give rise to a claim for indemnification hereunder (an "Indemnification Claim"), then such Indemnitee will promptly give written notice to the indemnifying party (the "Indemnifying Party") of such Claim. Failure to notify the Indemnifying Party of such Indemnification Claim will not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnitee except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. The Indemnifying Party will have the right to defend against an Indemnification Claim, at its own expense, with counsel of its choice reasonably satisfactory to the Indemnitee if (i) within fifteen (15) days following the receipt of written notice of the Indemnification Claim, the Indemnifying Party notifies the Indemnitee in writing that the Indemnifying Party will indemnify the Indemnitee from and against the entirety of such Indemnification Claim and any Damages such Indemnitee may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim; and
(ii) the Indemnifying Party continuously conducts the defense of the Indemnification Claim actively and diligently. So long as the Indemnifying Party is conducting the defense of the Indemnification Claim in accordance with this
Section 7.6, the Indemnifying Party shall have the right to control the defense and settlement of the Indemnification Claim.


                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

         8.1 Completeness; Modification. This Agreement, together with the LLC Agreement, the Support Agreement, the Joint and Several Undertaking ([ * ]), and the Joint and Several Undertaking (Insignia), including the respective Limited Joinders appended to certain of such documents, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby supersede all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

         8.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         8.3 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         8.4 Costs and Attorneys' Fees. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels.

         8.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without respect to choice of law rules, except that with respect to matters of transfers of real property and enforcement of liens thereon, the laws of the [ * ] shall govern.

         8.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         8.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         8.8 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.

         8.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

         If to [ * ]:              [ * ]
                                   [ * ]
                                   Attn: [ * ]

                 With a copy to:   [ * ]
                                   Attn: [ * ]

         If to [ * ]:              [ * ]
                                   [ * ]
                                   Attn: [ * ]

                 With a copy to:   [ * ]
                                   Attn: [ * ]

         If to [ * ]:              [ * ]
                                   [ * ]
                                   Attn: [ * ]

                 With a copy to:   [ * ]
                                   Attn: [ * ]

         If to [ * ]:              [ * ]
                                   [ * ]
                                   Attn: [ * ]

                 With a copy to:   [ * ]
                                   Attn: [ * ]

         If to [ * ]:              [ * ]
                                   c/o [ * ]
                                   Attn: [ * ]

                 With a copy to:   [ * ]
                                   Attn: [ * ].

         If to Insignia [ * ]:     Insignia [ * ]Corp.
                                   c/o Insignia Financial Group, Inc.
                                   200 Park Avenue, 19th Floor
                                   New York, New York 10166
                                   Attention: Andrew L. Farkas

         With a copy to:           Insignia Financial Group, Inc
                                   200 Park Avenue
                                   New York, New York 10166
                                   Attention: General Counsel

         With a further copy to:   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                   590 Madison Avenue
                                   New York, New York 10022
                                   Attention: Robert G. Koen, Esq.

         If to Title Company:      Lawyers Title Insurance Corporation

or to such other address as the intended recipient may have previously specified in a notice to the other parties hereto. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other parties and Title Company in a manner described in this Section.

         8.10 Survival. Except as set forth in Section 3.32 with respect to the survival of the representations and warranties, all of the covenants and agreements, including, without limitation, the indemnities set forth in Article 7 hereof, of [ * ] and Insignia [ * ] made in, or pursuant to, this Agreement shall survive Closing and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith.

         8.11 Submission to Jurisdiction. Each of [ * ], Insignia [ * ] and Newco LLC hereby irrevocably submits to the jurisdiction of any federal or state court located in the County of New York, State of New York, in any action arising out of or relating to this Agreement and each party hereby irrevocably agrees that all claims with respect to any such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.9 hereof.

         8.12 Assignment of Rights. [ * ] hereby acknowledges and agrees that Insignia [ * ] and Newco LLC shall each have the right to assign or grant a security interest in and to the rights and benefits of Insignia [ * ] or Newco LLC contained in this Agreement.

         8.13 Further Assurances. [ * ] and Insignia [ * ] each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

         8.14 Signatory Exculpation. The signatories for Insignia [ * ] and
[ * ] are executing this Agreement in their capacity as representatives of Insignia [ * ] and [ * ], respectively, and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it.

         8.15 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

         a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

         b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

         c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

         d) The parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

         e) As used herein, the term or phrases "Effective Date," "date of this Agreement" or "date hereof" shall mean the Closing Date.

                            [Signature page follows]

         IN WITNESS WHEREOF, [ * ] and Insignia [ * ] have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                                   [ * ]:


                                   [ * ]
                                   by [ * ]


                                   By:  /s/ David Dibo
                                        -------------------------------
                                        Name: David Dibo
                                        Title: Vice President


                                   [ * ]


                                   By:  /s/ David Dibo
                                        -------------------------------
                                        Name: David Dibo
                                        Title: Vice President


                                   [ * ]
                                   by [ * ]


                                   By:  /s/ David Dibo
                                        -------------------------------
                                        Name: David Dibo
                                        Title: Vice President


                                   [ * ]


                                   By:  /s/ Adam B. Gilbert
                                        -------------------------------
                                        Name: Adam B. Gilbert
                                        Title: Vice President
                                               and Secretary


                                   [ * ]


                                   By:  /s/ Adam B. Gilbert
                                        -------------------------------
                                        Name: Adam B. Gilbert
                                        Title: Vice President
                                               and Secretary

                                   INSIGNIA [ * ]:


                                   INSIGNIA [ * ] CORP.


                                   By:  /s/ Adam B. Gilbert
                                        -------------------------------
                                        Name: Adam B. Gilbert
                                        Title: Vice President
                                               & Secretary



                            LIMITED JOINDER BY [ * ]


         [ * ], a limited liability company operating and wholly existing under the laws of the [ * ] hereby executes this limited joinder for the purpose of agreeing to perform those obligations set forth in this Agreement which are applicable to it.


                                   [ * ]


                                   By:  Insignia[ * ] Corp., Its Manager


                                   By:  /s/ Adam B. Gilbert
                                        -------------------------------
                                        Name: Adam B. Gilbert
                                        Title: Vice President
                                               & Secretary

                                    EXHIBIT A
                                    ---------

Parcel No. [ * ], as shown on [ * ], dated [ * ] and [ * ] dated [ * ];.and

Parcel No. [ * ] as more fully shown on [ * ] dated [ * ] and [ * ] dated [ * ].

[Being the same premises conveyed to [ * ], by warranty deed dated [ * ] from [ * ], and recorded on [ * ], in the Office of the [ * ] Governor, Office of Recorder of Deeds for the [ * ] as Document No. [ * ].]

                                    EXHIBIT B
                                    ---------

A 75% undivided interest in Parcel Nos. [ * ], as shown on [ * ] dated [ * ] and [ * ] dated [ * ].

70% thereof being the same premises conveyed to [ * ], by warranty deed dated [ * ], from [ * ], and recorded on [ * ], in the Office of the [ * ] Governor, Office of Recorder of Deeds for the [ * ] as Document No. [ * ].

                                      -and-

5% thereof being the same premises conveyed to [ * ]., by warranty deed dated [ * ], from [ * ], and recorded on [ * ], in the Office of the [ * ] Governor, Office of Recorder of Deeds for the [ * ] as Document No. [ * ].